UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2008

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

25 Greens Hill Lane	05701
Rutland, Vermont
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 25, 2008, Casella Waste Systems, Inc. (NASDAQ: CWST) announced that the company’s management will be presenting at the following investor conferences:

•      Raymond James 29th Annual Institutional Investors Conference on Monday, March 3, 2008 at 11:35 am;

•      Citigroup Global Industrial Manufacturing Conference on Tuesday, March 4, 2008 at 10:30 am; and

•      Citigroup 2008 Small & Mid Cap Conference on Tuesday, March 18, 2008 at 2:25 pm.

The presentation given at each of these three conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentations will be webcast live via a link on the company’s website.

The company also announced that it will host a conference call on Thursday, March 6, 2008 to discuss its financial results for the company’s fiscal year 2008 third quarter, which ended January 31, 2008.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1  Press Release entitled “Casella Waste Systems, Inc. To Host Conference Call On Its Fiscal Year 2008 Third Quarter And To Present At Upcoming Investor Conferences,” issued by the company on February 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: February 25, 2008	By:	/s/ John W. Casella
John W. Casella
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release entitled “Casella Waste Systems, Inc. To Host Conference Call On Its Fiscal Year 2008 Third Quarter And To Present At Upcoming Investor Conferences,” issued by the company on February 25, 2008.